Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

December 8, 2021

HashiCorp, Inc.

101 Second Street, Suite 700

San Francisco, CA 94105

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by HashiCorp, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of (i) 18,330,000 shares of the Company’s Class A common stock, par value $0.000015 per share (“Common Stock”) reserved for issuance pursuant to the Company’s 2021 Equity Incentive Plan, (ii) 1,900,000 shares of Common Stock reserved for issuance pursuant to the Company’s 2021 Employee Stock Purchase Plan, (iii) 12,733,870 shares of Common Stock reserved for issuance pursuant to restricted stock unit awards outstanding under the Company’s 2014 Stock Plan (the “2014 Plan”), and (iv) 13,803,978 shares of Common Stock reserved for issuance pursuant to options outstanding under the 2014 Plan (which plans are referred to herein as the “Plans” and which shares of Common Stock are referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

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